UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2012

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York	10119-4015
(Address of principal executive offices)	(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 22, 2012, Lexington Realty Trust, which we refer to as the Trust, entered into the First Amendment to Amended and Restated Agreement, which we refer to as the Credit Agreement Amendment, by and among the Trust, Lepercq Corporate Income Fund L.P., or LCIF, and Lepercq Corporate Income Fund II L.P., or LCIF II, each of the lenders party thereto, and KeyBank National Association, or KeyBank, as administrative agent. The Credit Agreement Amendment amends Section 9.2 of the Amended and Restated Credit Agreement, dated as of January 13, 2012, by and among the Trust, LCIF, and LCIF II, jointly and severally as borrowers, KeyBank, as agent, and each of the financial institutions initially a signatory thereto, which we refer to as the Credit Agreement, to add that the Trust may redeem its Preferred Equity Interests (as defined in the Credit Agreement) under the stated exceptions to certain restricted payments so long as no default or event of default under the Credit Agreement would result therefrom. This exception permits the Trust to redeem its Preferred Equity Interests without reference to the other stated exceptions. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report.

Amendment to Term Loan Agreement

On June 22, 2012, the Trust entered into the First Amendment to Term Loan Agreement, which we refer to as the Term Loan Agreement Amendment, by and among the Trust, LCIF and LCIF II, each of the lenders party thereto, and Wells Fargo Bank, National Association, or Wells Fargo, as administrative agent. The Term Loan Agreement Amendment amends Section 9.2 of the Term Loan Agreement, dated as of January 13, 2012, by and among the Trust, LCIF and LCIF II, jointly and severally as borrowers, Wells Fargo, as agent, and each of the financial institutions initially a signatory thereto, to add that the Trust may redeem its Preferred Equity Interests (as defined in the Term Loan Agreement) under the stated exceptions to certain restricted payments so long as no default or event of default under the Term Loan Agreement would result therefrom. This exception permits the Trust to redeem its Preferred Equity Interests without reference to the other stated exceptions. The foregoing description of the Term Loan Agreement Amendment is qualified in its entirety by reference to the Term Loan Agreement Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1    First Amendment to Amended and Restated Agreement, dated as of June 22, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and KeyBank National Association, as administrative agent.

10.2    First Amendment to Term Loan Agreement, dated as of June 22, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: June 22, 2012	By:/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1    First Amendment to Amended and Restated Agreement, dated as of June 22, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and KeyBank National Association, as administrative agent.

10.2    First Amendment to Term Loan Agreement, dated as of June 22, 2012, by and among Lexington Realty Trust, Lepercq Corporate Income Fund L.P., and Lepercq Corporate Income Fund II L.P., each of the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.